                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                   ----------

                                    FORM 8-KA

                                 CURRENT REPORT

                                   ----------


                       Pursuant to Section 13 or 15(d) of
                         Securities Exchange Act of 1934

                Date of Report (Date of earliest event reported)
                                November 21, 1997



                                 EATERIES, INC.
               (Exact name of registrant as specified in charter)



         Oklahoma                                0-14968                        73-1230348

(State or other jurisdiction of          (Commission file number)              (IRS Employer
incorporation)                                                             Identification Number)



                         3240 W. Britton Road, Suite 202
                          Oklahoma City, Oklahoma 73120
          (Address of principal executive offices, including zip code)



                                 (405) 755-3607
               (Registrant's telephone number including area code)

This Amendment No. 1 supplements the Current Report on Form 8-K filed on December 8, 1997 (the "Form 8-K") by Eateries, Inc. ("Eateries"). At the time of filing the Form 8-K, it was impracticable for Eateries to provide the financial statements of the business acquired and pro forma financial information required by Item 7 (a) and (b).

Item 2.           Acquisition or Disposition of Assets.

         On November 21, 1997, Eateries, through its wholly-owned subsidiary, Fiesta Restaurants, Inc., completed the acquisition from Famous Restaurants, Inc. and its subsidiaries of substantially all of the assets comprising 17 Garcia's Mexican Restaurants, Casa Lupita Restaurants and Carlos Murphy's Restaurants located throughout the continental United States. The purchase price for the assets was approximately $10,150,188 of which $8,631,415 was paid in cash at closing and the balance represented estimated liabilities of the Sellers assumed by Eateries. This purchase price was determined through negotiations between the parties. Substantially all of the cash portion of the purchase price was funded by a loan to Eateries from NationsBank in Oklahoma City, Oklahoma. Neither Eateries nor any of its affiliates, officers or directors is affiliated with any of the sellers. Eateries intends to continue to use the acquired assets in the same business in which they were used prior to the acquisition.

Item 7.           Financial Statements and Exhibits.

                  (a)  Financial statements of business acquired.

                       1. Statement of assets acquired and liabilities assumed of the restaurants included in the Asset Purchase Agreement among Fiesta Restaurants, Inc., a wholly-owned subsidiary of Eateries, Inc., and Famous Restaurants, Inc. as of November 13, 1997 together with report of independent public accountants

                       2. Statements of revenues and direct operating expenses of the restaurants included in the Asset Purchase Agreement among Fiesta Restaurants, Inc., a wholly-owned subsidiary of Eateries, Inc. and Famous Restaurants, Inc. for each of the three fiscal years in the period ended December 29, 1996, together with report of independent public accountants and for the forty weeks ended October 6, 1996, and October 5, 1997 (unaudited)

                  (b)  Pro forma financial information.

                       Included in this Report are the following pro forma financial statements of Eateries, Inc.:

                       1. Pro forma condensed balance sheet at September 28, 1997 (unaudited)

                       2. Pro forma condensed statement of income for the year ended December 29, 1996 (unaudited)

                       3. Pro forma condensed statement of income for the thirty-nine weeks ended September 28, 1997 (unaudited)

                       4. Notes to pro forma condensed financial statements (unaudited)

                  (c)  Exhibits:

                        Exhibit
                        Number                  Description
                        -------                 -----------
                         2.1                Asset Purchase Agreement dated as of November 14, 1997 (1)

                         23.1               Consent of Arthur Andersen LLP


(1) Filed as exhibit to Registrant's Current Report on Form 8-K dated December 8, 1997.

                                  ITEM 7(A) 1.
                            FIESTA RESTAURANTS, INC.

                         STATEMENT OF ASSETS ACQUIRED AND LIABILITIES ASSUMED OF THE RESTAURANTS INCLUDED IN THE ASSET PURCHASE AGREEMENT AMONG FIESTA RESTAURANTS, INC., A WHOLLY-OWNED SUBSIDIARY OF EATERIES, INC., AND FAMOUS RESTAURANTS, INC. AS OF NOVEMBER 14, 1997 TOGETHER WITH REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS



To the Board of Directors of Eateries, Inc.:

We have audited the accompanying statement of assets acquired and liabilities assumed of the restaurants included in the Asset Purchase Agreement among Fiesta Restaurants, Inc., a wholly-owned subsidiary of Eateries, Inc., and Famous Restaurants, Inc. as of November 14, 1997. This statement is the responsibility of Eateries, Inc.'s management. Our responsibility is to express an opinion on this statement based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statement is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the statement. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the statement referred to above presents fairly, in all material respects, the assets acquired and liabilities assumed included in the Asset Purchase Agreement among Fiesta Restaurants, Inc., a wholly-owned subsidiary of Eateries, Inc., and Famous Restaurants, Inc. as of November 14, 1997, in conformity with generally accepted accounting principles.



Oklahoma City, Oklahoma,
   February 5, 1998

                          STATEMENT OF ASSETS ACQUIRED
                           AND LIABILITIES ASSUMED OF
                      THE RESTAURANTS INCLUDED IN THE ASSET
               PURCHASE AGREEMENT AMONG FIESTA RESTAURANTS, INC.,
                A WHOLLY-OWNED SUBSIDIARY OF EATERIES, INC., AND
                            FAMOUS RESTAURANTS, INC.
                             AS OF NOVEMBER 14, 1997



ASSETS ACQUIRED:
Current assets:
     Cash and cash equivalents                                $       41,900
     Receivables                                                           -
     Inventories                                                     942,340
     Other current assets                                            158,016
                                                                ------------

         Total current assets                                      1,142,256
                                                                ------------
Property and equipment:
     Land and buildings                                            3,579,000
     Furniture and equipment                                       1,055,000
     Leasehold improvements                                          375,000
                                                                ------------

         Total property and equipment                              5,009,000

Goodwill 3,958,434
Other noncurrent assets                                              390,000
                                                                ------------
         Total noncurrent assets                                   9,357,434
                                                                ------------
         Total assets to be acquired                              10,499,690
                                                                ------------
LIABILITIES ASSUMED:
Current liabilities:
     Accounts payable                                                498,595
     Accrued liabilities-
         Compensation                                                515,025
         Taxes, other than income                                    170,470
         Other                                                       334,683
                                                                ------------

         Total current liabilities                                 1,518,773

Noncurrent liabilities                                                     -
                                                                ------------
         Total liabilities                                         1,518,773
                                                                ------------
         Net assets acquired                                    $  8,980,917
                                                                ============


The accompanying note is an integral part of this statement

                    NOTE TO STATEMENT OF ASSETS ACQUIRED AND
                     LIABILITIES ASSUMED OF THE RESTAURANTS
                    INCLUDED IN THE ASSET PURCHASE AGREEMENT
                 AMONG FIESTA RESTAURANTS, INC., A WHOLLY-OWNED
           SUBSIDIARY OF EATERIES, INC., AND FAMOUS RESTAURANTS, INC.

              1.    Basis of Presentation

                    The accompanying statement presents the assets acquired and liabilities assumed by Fiesta Restaurants, Inc. ("Fiesta"), a wholly-owned subsidiary of Eateries, Inc. ("Eateries"), from Famous Restaurants Inc. ("Famous"), under the Asset Purchase Agreement (the "Agreement") dated November 14, 1997. Under the Agreement, Fiesta acquired seventeen restaurants operating under the names Garcia's Mexican Restaurants (10), Casa Lupita Restaurants (5), and Carlos Murphy's (2). Additionally, Fiesta acquired substantially all of the assets and assumed certain liabilities related to the Famous corporate headquarters. The total purchase price for the assets was approximately $10,500,000, including transaction costs. The transaction has been accounted for as a purchase business combination and as such, all assets and liabilities have been valued at current market value based upon estimates by the management of Eateries or appraisals obtained in connection with the transaction. The accompanying statement reflects the allocation of purchase price as of November 14, 1997.

                                  ITEM 7(A) 2.
                FAMOUS RESTAURANTS, INC.

                STATEMENTS OF REVENUES AND DIRECT OPERATING EXPENSES OF THE RESTAURANTS INCLUDED IN THE ASSET PURCHASE AGREEMENT AMONG FIESTA RESTAURANTS, INC., A WHOLLY-OWNED SUBSIDIARY OF EATERIES, INC., AND FAMOUS RESTAURANTS, INC. FOR EACH OF THE THREE FISCAL YEARS IN THE PERIOD ENDED DECEMBER 29, 1996 TOGETHER WITH REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS




To Eateries, Inc.:

We have audited the accompanying statements of revenues and direct operating expenses of the restaurants included in the Asset Purchase Agreement among Fiesta Restaurants, Inc., a wholly-owned subsidiary of Eateries, Inc., and Famous Restaurants, Inc. (the "Restaurants") for each of the three fiscal years in the period ended December 29, 1996. These statements are the responsibility of Famous Restaurants, Inc.'s management. Our responsibility is to express an opinion on these statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statements of revenues and direct operating expenses are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the statements of revenues and direct operating expenses. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall statement presentation. We believe that our audits provide a reasonable basis for our opinion.

The accompanying statements of revenues and direct operating expenses were prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and, as described in Note 1, exclude amortization of goodwill, interest, income tax expenses, and certain corporate overhead expenses as these expenses would not be comparable to those resulting from the proposed future operations of the Restaurants.

In our opinion, the statements of revenues and direct operating expenses referred to above present fairly, in all material respects, the revenues and direct operating expenses of the Restaurants for each of the three fiscal years in the period ended December 29, 1996.




Oklahoma City, Oklahoma,
    October 31, 1997

           STATEMENTS OF REVENUES AND DIRECT OPERATING EXPENSES OF THE
           RESTAURANTS INCLUDED IN THE ASSET PURCHASE AGREEMENT AMONG
             FIESTA RESTAURANTS, INC., A WHOLLY-OWNED SUBSIDIARY OF
                  EATERIES, INC., AND FAMOUS RESTAURANTS, INC.





                                                   For the Fiscal Years Ended                       For the Forty Weeks Ended
                                       ----------------------------------------------     ---------------------------------
                                       January 1,      December 31,      December 29,       October 5,          October 6,
                                           1995            1995              1996              1997                1996
                                       ------------    ------------      ------------     -------------       -------------
                                                                                                     (Unaudited)
Revenues:
    Food and beverage sales            $ 30,239,763    $ 30,317,866      $ 32,099,178     $  25,464,164       $  24,851,921
    Other                                    67,398          60,497            68,230            64,633              59,198
                                       ------------    ------------      ------------     -------------       -------------

         Total revenues                  30,307,161      30,378,363        32,167,408        25,528,797          24,911,119
                                       ------------    ------------      ------------     -------------       -------------

Direct operating expenses:
    Cost of sales                         8,044,160       8,087,490         8,578,169         6,609,186           6,684,405

    Operating expenses                   18,878,497      19,445,684        20,412,382        16,034,888          15,753,378

    Depreciation and amortization
                                            892,425         906,830           832,884           636,723             653,337

    Corporate overhead                    2,126,842       2,140,986         1,784,418         1,317,993           1,412,280
                                       ------------    ------------      ------------     -------------       -------------

        Total direct operating
          expenses                       29,941,924      30,580,990        31,607,853        24,598,790          24,503,400
                                       ------------    ------------      ------------     -------------       -------------

Revenues in excess of direct
    operating expenses                 $    365,237    $   (202,627)     $    559,555     $     930,007       $     407,719
                                       ============    ============      ============     =============       =============




        The accompanying notes are an integral part of these statements.

                       NOTES TO STATEMENTS OF REVENUES AND
                  DIRECT OPERATING EXPENSES OF THE RESTAURANTS
                 INCLUDED IN THE ASSET PURCHASE AGREEMENT AMONG
             FIESTA RESTAURANTS, INC., A WHOLLY-OWNED SUBSIDIARY OF
                  EATERIES, INC., AND FAMOUS RESTAURANTS, INC.



1. BASIS OF PRESENTATION AND SIGNIFICANT ACCOUNTING POLICIES:

Basis of Presentation

The accompanying statements present revenues and direct operating expenses of seventeen restaurants located throughout the United States, which operate under the names Garcia's Mexican Restaurants (10), Casa Lupita Restaurants (5), and Carlos Murphy's restaurants (2), that are included in the Asset Purchase Agreement among Fiesta Restaurants, Inc. ("Fiesta"), a wholly-owned subsidiary of Eateries, Inc. ("Eateries") , and Famous Restaurants, Inc. (Collectively "the restaurants").

The accompanying statements of revenues and direct operating expenses were prepared on the accrual basis of accounting and relate only to the Restaurants described above. These historical results may not be indicative of future operations. The statements were prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission for inclusion in a Form 8-K of Eateries in connection with its acquisition of the Restaurants. The statements do not include amortization of goodwill, interest, Federal and state income taxes and certain corporate overhead expenses because such amounts would not be indicative of those expenses which will be incurred by Eateries.

The unaudited statements of revenues and direct operating expenses for the forty weeks ended October 5, 1997 and October 6, 1996, in the opinion of management, were prepared on a basis consistent with the audited statements of revenues and direct operating expenses of the Restaurants for each of the three fiscal years in the period ended December 29, 1996, and include all adjustments, consisting only of normal recurring accruals, necessary to present fairly the revenues and direct operating expenses for the indicated periods.

Fiscal Year

The accompanying statements of revenues and direct operating expenses were prepared using a 52/53 week fiscal year. Each of the fiscal years presented include activity for 52 weeks.

Revenues

Revenues from the Restaurants are recognized at the time such services are rendered and primarily include charges for food, beverage and related promotional items.

Cost of Sales

Cost of sales consists primarily of food, beverages and bar supplies. Inventories are valued at the lower of cost, on a first-in, first-out basis, or market.

Advertising Costs

Costs incurred in connection with advertising and marketing of the Restaurants are expensed as incurred. Such costs amounted to $843,288, $978,991 and $1,229,035 in the fiscal years ended January 1,1995, December 31, 1995 and December 29, 1996, respectively.

Pre-opening Costs

The costs related to the opening of restaurant locations are expensed when incurred.

Real Estate Leases

Certain of the Restaurants' long-term noncancellable operating leases for restaurant facilities include scheduled base rental increases over the term of the lease. The total amount of the base rental payments is charged to expense on the straight-line method over the term of the lease.

Depreciation and Amortization

Property and equipment are stated at cost and are depreciated and amortized over the lesser of the estimated useful lives of the assets or the remaining term of any related leases, such as a land lease, using the straight-line method. Estimated useful lives are as follows:

          Buildings                                            12 - 20 years
          Furniture and equipment                               4 - 20 years
          Leasehold improvements                                    10 years

Corporate Overhead

Corporate overhead consists of expenses related to corporate officer and employee payroll and related benefits, training, occupancy, and management information systems. In each fiscal year, these costs were allocated to the Restaurants based on the number of restaurants in the corporate group. Corporate overhead excluded from the allocation were costs associated with the development and promotion of new concepts unrelated to the Restaurants and specifically identifiable costs related to the shutdown or disposition of other units.

Use of Estimates

The preparation of the statements of revenues and direct operating expenses in conformity with generally accepted accounting principles requires Famous Restaurants, Inc. management to make estimates and assumptions that affect the reported amounts of revenues and direct operating expenses during the reporting periods. Actual results could differ from those estimates as additional information becomes available.

2. REAL ESTATE LEASES:

The majority of the Restaurants' facilities are leased under operating leases with initial terms expiring at various dates through the year 2010. Certain leases contain renewal options ranging from 5 to 25 years. Most, but not all, leases require the lessee to be responsible for the payment of taxes, insurance and/or maintenance and include percentage rent and/or fixed rent escalation clauses. In the normal course of business, the lessee may grant a landlord lien on certain personal property upon an event of default by the lessee. At December 29, 1996, the remaining minimum rental commitments under long-term noncancellable leases, excluding amounts related to taxes, insurance, maintenance and percentage rent, are as follows:


          1997                                                $   1,775,159
          1998                                                    1,795,053
          1999                                                    1,682,928
          2000                                                    1,654,872
          2001                                                    1,486,984
          Thereafter                                              6,649,603
                                                              -------------

                Total minimum rental commitments              $  15,044,599
                                                              =============

Total rental expense for noncancellable operating leases is summarized as follows:

                                                        For the Fiscal Years Ended
                                               ----------------------------------------------
                                                January 1,      December 31,     December 29,
                                                   1995             1995             1996
                                               ------------     ------------     ------------
Minimum rents                                  $  1,746,054     $  1,759,670     $  1,790,797
Percentage rents                                     40,000           48,999           35,238
                                               ------------     ------------     ------------

                                               $  1,786,054     $  1,808,669     $  1,826,035
                                               ============     ============     ============

Item 7 (b)
PRO FORMA FINANCIAL INFORMATION


         The following unaudited pro forma financial information relates to the November 14, 1997 acquisition of substantially all of the assets of Famous Restaurants, Inc. ("Famous") and the assumption of specified liabilities of Famous. The transaction will be accounted for as a purchase business combination. The pro forma amounts have been prepared based on certain purchase accounting and other pro forma adjustments (as described in the accompanying notes) to the historical financial statements of the Eateries, Inc. ("Eateries") and Famous.

         The unaudited pro forma condensed balance sheet at September 28, 1997, reflects the historical financial position of Eateries at September 28, 1997, combined with the allocated purchase price of the Famous assets as of November 14, 1997, with pro forma adjustments as if the acquisition had occurred on September 28, 1997. The unaudited pro forma condensed statement of income for the fiscal year ended December 29, 1996, reflects the historical results of operations of both companies with pro forma acquisition adjustments as if the acquisition had occurred on January 1, 1996. The unaudited pro forma condensed statement of income for the thirty-nine weeks ended September 28, 1997, reflects the historical results of Eateries for the same period and the historical results of Famous for the forty weeks ended October 5, 1997, with pro forma acquisition adjustments as if the acquisition had occurred on December 30, 1996. The pro forma adjustments are described in the accompanying notes and give effect to events that are (a) directly attributable to the acquisition, (b) factually supportable, and (c) in the case of certain statement of income adjustments, expected to have a continuing impact.

         The unaudited pro forma condensed financial statements should be read in connection with Eateries' and Famous's historical financial statements and related footnotes.

         The unaudited pro forma financial information presented is for information purposes only and does not purport to represent what Eateries' and Famous's financial position or results of operations as of the dates presented would have been had the acquisition in fact occurred on such date or at the beginning of the period indicated or to project Eateries' and Famous's financial position or results of operations for any future date or period.

                                  Item 7 (b) 1.
                                 EATERIES, INC.
                        PRO FORMA CONDENSED BALANCE SHEET
                            AS OF SEPTEMBER 28, 1997
                                   (UNAUDITED)

                                                                                 Pro Forma Effects of
                                                                                -----------------------------
                                                                              Allocation of
                                                                             Purchase Price
                                                                            to Assets Acquired
                                                             Eateries, Inc.   and Liabilities   Acquisition
                                                               Historical        Assumed          Financing         Pro Forma
                                                              ------------      ------------     ------------     ------------
ASSETS

Current Assets:
     Cash and cash equivalents                                $    773,759      $     41,900     $       --       $    815,659
     Receivables                                                   938,879              --               --            938,879
     Deferred income taxes                                         683,000              --               --            683,000
     Inventories                                                 1,381,180           942,340             --          2,323,520
     Other                                                         330,335           158,016             --            488,351
                                                              ------------      ------------     ------------     ------------

       Total current assets                                      4,107,153         1,142,256             --          5,249,409
                                                              ------------      ------------     ------------     ------------

Property and equipment, at cost                                 34,713,114         5,009,000             --         39,722,114
Landlord finish-out allowances                                 (14,308,064)             --               --        (14,308,064)
Accumulated depreciation and amortization                       (6,658,594)             --               --         (6,658,594)
                                                              ------------      ------------     ------------     ------------

     Net property and equipment                                 13,746,456         5,009,000             --         18,755,456
                                                              ------------      ------------     ------------     ------------

Deferred income taxes                                              518,000              --               --            518,000
Other assets, net                                                  717,081         4,348,434             --          5,065,515
                                                              ------------      ------------     ------------     ------------

     Total assets                                             $ 19,088,690      $ 10,499,690     $       --       $ 29,588,380
                                                              ============      ============     ============     ============

LIABILITIES AND STOCKHOLDERS' EQUITY Current liabilities:
     Accounts payable                                         $  2,610,959      $    498,595     $       --       $  3,109,554
     Accrued liabilities                                         2,381,525         1,020,178             --          3,401,703
     Current portion of long-term obligations                       28,093              --          1,155,000        1,183,093
                                                              ------------      ------------     ------------     ------------

        Total current liabilities                                5,020,577         1,518,773        1,155,000        7,694,350

Other noncurrent liabilities                                       730,420              --               --            730,420
Long-term obligations, net of current portion                    3,315,000              --          7,825,917       11,140,917
                                                              ------------      ------------     ------------     ------------

     Total liabilities                                           9,065,997         1,518,773        8,980,917       19,565,687
                                                              ------------      ------------     ------------     ------------

Stockholders' equity:
     Preferred stock                                                  --                --               --               --
     Common stock                                                    8,411              --               --              8,411
     Additional paid-in capital                                  9,437,653              --               --          9,437,653
     Retained earnings                                           2,143,912              --               --          2,143,912
                                                              ------------      ------------     ------------     ------------
                                                                11,589,976              --               --         11,589,976
     Treasury stock                                             (1,567,283)             --               --         (1,567,283)
                                                              ------------      ------------     ------------     ------------

     Total stockholders' equity                                 10,022,693              --               --         10,022,693
                                                              ------------      ------------     ------------     ------------

     Total liabilities and stockholders' equity               $ 19,088,690      $  1,518,773     $  8,980,917     $ 29,588,380
                                                              ============      ============     ============     ============

                                  Item 7 (b) 2.
                                 EATERIES, INC.
                     PRO FORMA CONDENSED STATEMENT OF INCOME
                      FOR THE YEAR ENDED DECEMBER 29, 1996
                                   (UNAUDITED)

                                                              Famous
                                           Eateries, Inc.  Restaurants, Inc.  Pro Forma
                                             Historical       Historical     Adjustments       Pro Forma
                                             -----------     -----------     -----------      -----------
Revenues:
   Food and beverage sales                   $55,732,807     $32,099,178     $      --        $87,831,985
   Franchise fees and royalties                  264,954            --              --            264,954
   Other                                         418,476          68,230            --            486,706
                                             -----------     -----------     -----------      -----------

     Total revenues                           56,416,237      32,167,408            --         88,583,645

Cost of sales                                 17,070,384       8,578,169            --         25,648,553
                                             -----------     -----------     -----------      -----------

Gross profit                                  39,345,853      23,589,239            --         62,935,092
                                             -----------     -----------     -----------      -----------

Operating expenses                            32,218,754      20,412,382            --         52,631,136
Pre-opening costs                                726,000            --              --            726,000
General and administrative expenses            3,665,207       1,784,418            --          5,449,625
Depreciation and amortization                  1,886,323         832,884        (463,551) (a)   2,519,552
                                                                                 263,896  (b)
Interest expense                                 194,070            --           690,000  (c)     884,070
                                             -----------     -----------     -----------      -----------

     Total expenses                           38,690,354      23,029,684         490,345       62,210,383
                                             -----------     -----------     -----------      -----------

Income before provision for income taxes         655,499         559,555        (490,345)         724,709

Provision for income taxes                        74,000            --           (40,000) (d)      34,000


Net income                                   $   581,499     $   559,555     $  (450,345)     $   690,709
                                             ===========     ===========     ===========      ===========

Weighted average common and
   common equivalent shares                    3,987,661                                         3,987,661
                                             ===========                                       ===========

Net income per share                         $       0.15                                      $      0.17
                                             ============                                      ===========

                                  Item 7 (b) 3.
                                 EATERIES, INC.
                     PRO FORMA CONDENSED STATEMENT OF INCOME
               FOR THE THIRTY-NINE WEEKS ENDED SEPTEMBER 28, 1997
                                   (UNAUDITED)

                                                                Famous
                                           Eateries, Inc.  Restaurants, Inc.   Pro Forma
                                             Historical      Historical       Adjustments      Pro Forma
                                             -----------     -----------     -----------      -----------
Revenues:
     Food and beverage sales                 $42,136,103     $24,851,921     $      --        $66,988,024
     Franchise fees and royalties                198,703            --              --            198,703
     Other                                       312,775          59,198            --            371,973
                                             -----------     -----------     -----------      -----------

       Total revenues                         42,647,581      24,911,119            --         67,558,700

Cost of sales                                 11,989,724       6,684,405            --         18,674,129
                                             -----------     -----------     -----------      -----------

Gross profit                                  30,657,857      18,226,714            --         48,884,571
                                             -----------     -----------     -----------      -----------

Operating expenses                            24,951,860      15,753,378            --         40,705,238
Pre-opening costs                                266,000            --              --            266,000
General and administrative expenses            2,927,616       1,412,280            --          4,339,896
Depreciation and amortization                  1,652,646         653,337        (359,723) (a)   2,144,182
                                                                                 197,922  (b)
Interest expense                                 183,915            --           517,500  (c)     701,415
                                             -----------     -----------     -----------      -----------

     Total expenses                           29,982,037      17,818,995         355,699       48,156,731
                                             -----------     -----------     -----------      -----------

Income before provision for income taxes         675,820         407,719        (355,699)         727,840

Provision for income taxes                       198,000            --           (99,000) (d)      99,000
                                             -----------     -----------     -----------      -----------

Net income                                   $   477,820     $   407,719     $  (256,699)     $   628,840
                                             ===========     ===========     ===========      ===========


Weighted average common and
     common equivalent shares                  4,019,128                                        4,019,128
                                             ===========                                      ===========

Net income per share                         $      0.12                                      $      0.16
                                             ===========                                      ===========

                                  Item 7 (b) 4.
                                 EATERIES, INC.
                               NOTES TO PRO FORMA
                         CONDENSED FINANCIAL STATEMENTS
                                   (UNAUDITED)

a) To adjust Famous's historical depreciation and amortization expense related to buildings, furniture, equipment and leasehold improvements for the decreased basis in these assets. Depreciable lives for the assets acquired are as follows:

               Buildings                             30 years
               Furniture and equipment                 5 years
               Leasehold improvements                  5 years

b) To record the increase in goodwill amortization due to the goodwill created from the Famous acquisition. Goodwill is amortized over 15 years.

c)   To record interest expense on the acquisition debt.

d) To adjust the provision for income taxes for the effect of the preceding pro forma adjustments and Famous historical operations, including the favorable impact of increased general business tax credits.

                                   Item 7 (c)

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the inclusion of our reports dated October 31, 1997 and February 5, 1998, included in this Amendment No. 1 to Form 8-K.

Oklahoma City, Oklahoma                     Arthur Andersen LLP
February 6, 1998

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                             EATERIES, INC.
                             (Registrant)



                             By:       /S/ Corey Gable
                                ---------------------------------------------
                                       Corey Gable
                                       Vice President Treasurer
                                       Chief Financial and Accounting Officer

Dated: February 6, 1998